Exhibit 99.1

Surf Air Mobility Receives Continued Listing Standard Notice from NYSE

Surf Air Mobility continues to trade on the NYSE under ticker symbol SRFM.

LOS ANGELES, CA - July 24, 2026 - Surf Air Mobility Inc. (NYSE: SRFM) (“Surf Air Mobility”), a leading air mobility platform, today announced that on July 24, 2026, it received notice from the New York Stock Exchange (“NYSE”) that it is not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of Surf Air Mobility’s Common Stock was less than $1.00 over a consecutive 30 trading-day period.

The NYSE notice has no immediate impact on the listing of Surf Air Mobility’s Common Stock, and the Common Stock will continue to be listed and trade on the NYSE, subject to Surf Air Mobility’s compliance with other NYSE continued listing standards.

Surf Air Mobility plans to notify the NYSE within 10 business days that it intends to regain compliance with Rule 802.01C and cure the stock price deficiency. Surf Air Mobility can regain compliance at any time within the six-month period following receipt of the NYSE notice if on the last trading day of any calendar month during the cure period Surf Air Mobility has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. Surf Air Mobility intends to regain compliance organically. If necessary, the Company will also consider alternative means of compliance, including, but not limited to, a reverse stock split, which the Company’s shareholders approved at Surf Air Mobility's July 24, 2026 Annual Meeting of Stockholders. Shareholder approval is a risk mitigation tool and does not commit the Company to a specific course of action. Under the NYSE’s rules, if Surf Air Mobility determines that it will cure the stock price deficiency through a reverse stock split, the price condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above that level for at least the following 30 trading days.

The notice is not anticipated to impact the ongoing business operations of Surf Air Mobility and its subsidiaries or its reporting requirements with the U.S. Securities and Exchange Commission.

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Exhibit 99.1

About Surf Air Mobility

Surf Air Mobility is a Los Angeles-based air mobility platform. With its AI-enabled SurfOS software, Surf Air Mobility provides technology designed to support the modernization of air operations and the adoption of next-generation aircraft. The Company currently operates one of the largest commuter airlines in the United States by scheduled departures and provides private charter services. Together, these businesses provide the operational scale and real-world operating data to validate and deploy its software. These capabilities position Surf Air Mobility as a leader shaping a more efficient, connected, and accessible future for aviation.

Forward-Looking Statements
This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Surf Air Mobility’s ability to regain compliance with NYSE rules and plans to cure the stock price deficiency and any impacts of the stock price deficiency on Surf Air Mobility’s business or operations. Readers of this release should be aware of the speculative nature of forward-looking statements. These statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company and reflect the Company’s current views concerning future events. As such, they are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: Surf Air Mobility’s ability to anticipate the future needs of the air mobility market; Surf Air Mobility’s future ability to pay contractual obligations and liquidity, which will depend on operating performance, cash flow and ability to secure adequate financing; the dependence on third-party partners and suppliers for the components and collaboration in Surf Air Mobility’s development of its advanced air mobility software platform, and any interruptions, disagreements or delays with those partners and suppliers; the inability to execute business objectives and growth strategies successfully or sustain Surf Air Mobility’s growth; the inability of Surf Air Mobility’s customers to pay for Surf Air Mobility’s services; the inability of Surf Air Mobility to obtain additional financing or access the capital markets to fund its ongoing operations on acceptable terms and conditions; the outcome of any legal proceedings that might be instituted against Surf Air Mobility, the risks associated with Surf Air Mobility’s obligations to comply with applicable laws, government regulations and rules and standards of the New York Stock Exchange; and general economic conditions. These and other risks are discussed in detail in the periodic reports that

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Exhibit 99.1

the Company files with the SEC, and investors are urged to review those periodic reports and the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. The Company assumes no obligation to update its forward-looking statements except as required by law.

Surf Air Mobility Media Contacts
Press: press@surfair.com
Investors: investors@surfair.com

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